UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 29, 2007

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

 (303) 660-3933
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 29, 2007 (the “Effective Date”), SAN Holdings, Inc. (the “Company”) effected a reverse stock split of its common stock, no par value per share (the “Common Stock”), whereby each twenty-five (25) shares of Common Stock, issued and outstanding, immediately prior to the Effective Date was reclassified and changed into one (1) fully-paid and nonassessable share of Common Stock (the “Reverse Split”). No fractional shares were issued under the Reverse Split, and each fractional share that would have been issued as a result of the Reverse Split was rounded up to the nearest whole share.

The Reverse Split was approved by the Board of Directors of the Company on May 17, 2006, and by a majority of the Company’s shareholders at the Company’s annual meeting of shareholders held on July 28, 2006.

The Reverse Split reduced the number of outstanding shares of the Company’s Common Stock. The number of shares of issued and outstanding Common Stock of the Company before the Reverse Split was 97,561,174 shares and after the Reverse Split was 3,902,447 shares. The Reverse Split did not alter the par value of the Common Stock, or modify any voting rights or other terms of the Common Stock and did not require an amendment to the Company’s Articles of Incorporation under Colorado law.

On the Effective Date, each certificate representing shares of the Company’s Common Stock before the Reverse Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split. As a result of the Reverse Split, the CUSIP number of the Common Stock was changed to 79781B203 and the Company will trade under the new ticker symbol SNZH.

All shareholders will receive a letter of transmittal from our transfer agent giving them the opportunity to exchange their respective stock certificates for new certificates reflecting the Reverse Split. However, shareholders are not required to send in their respective stock certificate(s) and incur the transfer agent’s $25 fee to exchange their shares until they wish to dispose of their respective shares. The Company’s records will reflect that the Reverse Split is effective on each of the current outstanding stock certificates, and that the CUSIP number that appears on each shareholders’ current stock certificate(s) will entitle each stockholder to the new post-split shares or any future capital adjustments that are made while retaining possession of their respective stock certificate(s); however, if the shareholders purchase or sell shares in the Company after the Effective Date they will be buying or selling post-split shares.

The Company issued a press release in connection with the Reverse Split, which is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-B.

Exhibit No.	Description
99.1	Press Release of San Holdings, Inc. dated June 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By:	/s/ Todd A. Oseth
Todd A. Oseth, Chief Executive Officer and President

Date: July 2, 2007